As filed with the Securities and Exchange Commission on July 29, 1997
                        Registration No. 333-____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                THE ROUSE COMPANY
               (Exact name of issuer as specified in its charter)

          Maryland                                       52-0735512
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
  incorporation or organization)

    10275 Little Patuxent Parkway                      21044-3456
    Columbia, Maryland                                 (Zip Code)
(Address of principal executive offices)

                   THE ROUSE COMPANY 1997 STOCK INCENTIVE PLAN
                              (Full title of plan)

(Name, address and telephone
number of agent for service)                      (Copy to:)

BRUCE I. ROTHSCHILD, Esquire                   DAVID R. SCHWIESOW, Esquire
Vice President, General Counsel               Vice President and Associate
 and Secretary                                  General Counsel
The Rouse Company                             The Rouse Company
10275 Little Patuxent Parkway                 10275 Little Patuxent Parkway
Columbia, Maryland  21044-3456                Columbia, Maryland  21044-3456
(410) 992-6400                                (410) 992-6418

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
  Title of       Amount    Proposed maximum     Proposed maximum    Amount of
securities to     to be    offering price per  aggregate offering  registration
be registered  registered      share               price              fee
--------------------------------------------------------------------------------
Common Stock    5,000,000
(par value        shares       $30.25*            $151,250,000*       $45,834*
$0.01 per share)
--------------------------------------------------------------------------------

* Calculated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low sale price of the Common Stock reported on the New York Stock Exchange on July 28, 1997 (i.e., $30.25).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Not required to be included in the Form S-8 pursuant to the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a)  Annual Report on Form 10-K for the year ended December 31, 1996;

     (b)  Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

     (c) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since the end of the fiscal year covered by the registration document referred to in (a) above.

     (d) Description of Common Stock of the Registrant contained or incorporated by reference in the registration statements filed by the Registrant under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of the Registration Statement from the date of filing of such document.


ITEM 4.     DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain legal matters in connection with the issuance of the Common Stock offered by this Registration Statement are being passed upon for the Company by Bruce I. Rothschild, Esquire, who is Vice President, General Counsel and Secretary of the Company. As of July 17, 1997, Mr. Rothschild was the direct owner of no shares of the Company's Common Stock and he held options to purchase 34,000 shares, of which options to purchase 10,250 shares were presently exercisable.


ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article IX of the Bylaws of the Company provides that directors and officers of the Company shall be indemnified by the Company to the fullest extent permitted by Maryland law as now or hereafter in force, including the advance of related expenses. If any determination is required under applicable law as to whether a director or officer is entitled to indemnification, such determination shall be made by independent legal counsel retained by the Company and appointed by either the Board of Directors or the Chief Executive Officer. Paragraph (f) of Article Seventh of the Amended and Restated Articles of Incorporation of the Company provides that to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Company shall be personally liable to the Company or its stockholders for money damages. A copy of Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland is incorporated by reference into this Registration Statement.

     The Company maintains directors and officers insurance on behalf of its directors, officers and certain other persons against any liability asserted against them in any such capacity.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.     EXHIBITS.

Exhibit
Number      Description
------      -----------

  5 Opinion of Bruce I. Rothschild, Esquire regarding the legality of the shares of Common Stock (contains Consent of Counsel).

 24.1     Consent of KPMG Peat Marwick LLP.

 24.2     Consent of Independent Real Estate Consultants.

 24.3     Consent of Counsel (included in Exhibit 5).

 25       Power of Attorney, dated February 25, 1997.

 99.1 Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland (which is incorporated by reference from the Exhibits to the Company's Form S-3 Registration Statement (No. 33-56646)).

ITEM 9.     UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, The Rouse Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Howard, State of Maryland, on the 29th day of July, 1997.

                                        THE ROUSE COMPANY


                                        By: /s/ Anthony W. Deering
                                            --------------------------
                                            Anthony W. Deering
                                            Chairman of the Board, President and
                                            Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Principal Executive Officer:


/s/ Anthony W. Deering             Chairman of the Board,        July 29, 1997
------------------------------     President, Chief Executive
  Anthony W. Deering               Officer and Director

Principal Financial Officer:


/s/ Jeffrey H. Donahue             Senior Vice President and     July 29, 1997
------------------------------     Chief Financial Officer
  Jeffrey H. Donahue

Principal Accounting Officer:


/s/ George L. Yungmann             Senior Vice President         July 29, 1997
------------------------------     and Controller

  George L. Yungmann

                             THE BOARD OF DIRECTORS:

David H. Benson,  Jeremiah E. Casey, Anthony W. Deering, Rohit M. Desai, Mathias
J. DeVito, Juanita T. James, William R. Lummis, Thomas J. McHugh, Hanne M. Merriman, Roger W. Schipke, Alexander B. Trowbridge, and Gerard J.M. Vlak.



/s/ Anthony W. Deering            For himself and a              July 29, 1997
-----------------------------     Attorney-in-Fact
    Anthony W. Deering            for the above-named
    Attorney-in-Fact              members of the
                                  Board of Directors

                                  EXHIBIT INDEX

Exhibit
Number            Description                                            Page

  5 Opinion of Counsel regarding the legality of the shares of Common Stock.

  24.1     Consent of KPMG Peat Marwick LLP.

  24.2     Consent of Independent Real Estate Consultants.

  24.3     Consent of Counsel (contained in Exhibit 5).

  25       Power of Attorney, dated February 25, 1997.

  99.1     Section 2-418 of the Corporations and Associations
           Article of the Annotated Code of Maryland (which is incorporated by reference from the Exhibits to the Company's Form S-3 Registration Statement (No. 33-56646)).

                                    EXHIBIT 5

                        [ THE ROUSE COMPANY LETTERHEAD ]

                                 July 23, 1997



The Rouse Company
10275 Little Patuxent Parkway
Columbia, Maryland  21044-3456



Ladies and Gentlemen:

     I am the duly elected and acting General Counsel and Secretary of The Rouse Company (the "Corporation") and I have acted as counsel to the Corporation in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the "Registration Statement") registering 5,000,000 shares of Common Stock of the Corporation, par value $0.01 per share (the "Common Stock") for issuance pursuant to The Rouse Company 1997 Stock Incentive Plan (the "Plan").

     In this capacity, I have examined (i) the charter and by-laws of the Corporation, (ii) the corporate proceedings authorizing the issuance of 5,000,000 shares of Common Stock pursuant to the Plan, (iii) the Plan, and (iv) such other documents and instruments as I have considered necessary in the rendering of the opinions hereinafter set forth.

     Based upon the foregoing I am of the opinion that:

     1. The Corporation has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Maryland.

     2. Upon issuance of shares of Common Stock pursuant to the Plan, such shares will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to my opinion under Item 5 of this Registration Statement.

                                               Very truly yours,


                                               /s/ Bruce I. Rothschild

                                  EXHIBIT 24.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCONTANTS



The Board of Directors
The Rouse Company:


         We consent to the use of our report incorporated herein by reference.




                                            /s/ KPMG PEAT MARWICK LLP
                                            -------------------------
Baltimore, Maryland                         KPMG PEAT MARWICK LLP
July 29, 1997

                                  EXHIBIT 24.2

                 CONSENT OF INDEPENDENT REAL ESTATE CONSULTANTS

The Board of Directors of the Company:

     We consent to the inclusion in the Registration Statement of The Rouse Company (the "Company") on Form S-8 (Registration No. 333-________) of our report, dated February 25, 1997, on our concurrence with the Company's estimates of the market value of its equity and other interests in certain real property owned and/or managed by the Company and its subsidiaries as of December 31, 1996 and 1995.


                                         /s/ Deborah A. Jackson
                                         -----------------------------
                                         LANDAUER ASSOCIATES, INC.

New York, New York
July 29, 1997

                                   EXHIBIT 25

                                THE ROUSE COMPANY
                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors of THE ROUSE COMPANY, a Maryland corporation (the "Company"), hereby constitute and appoint ANTHONY W. DEERING, JEFFREY H. DONAHUE and BRUCE I. ROTHSCHILD, or any one of them, the true and lawful agents and attorneys-in-fact of the undersigned, with full power of substitution and resubstitution, and with full power and authority in any of said agents and attorneys-in-fact (i) to sign for the undersigned and in their respective names as directors of the Company a Registration Statement or Statements of the Company on Form S-8, or any successor or alternative Forms, and any and all amendments or supplements thereto, to be filed from time to time with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, and any amendment or amendments to such Form S-8 Registration Statement or Statements, and (ii) to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any State or other regulatory authority, hereby ratifying and confirming all acts taken by such agents and attorneys-in-fact, as herein authorized.

Dated:  February 25, 1997




                                            /s/ David H. Benson       (SEAL)
                                            -----------------------------------
                                            David H. Benson



                                            /s/ Jereiah E Casey       (SEAL)
                                            -----------------------------------
                                            Jeremiah E. Casey


                                            /s/ Mathias J. DeVito     (SEAL)
                                            -----------------------------------
                                            Mathias J. DeVito


                                            /s/ Anthony W. Deering    (SEAL)
                                            -----------------------------------
                                            Anthony W. Deering


                                            /s/ Rohit M. Desai        (SEAL)
                                            -----------------------------------
                                            Rohit M. Desai


                                            /s/ Juanita T. James      (SEAL)
                                            -----------------------------------
                                            Juanita T. James


                                            /s/ William R. Lummis     (SEAL)
                                            -----------------------------------
                                            William R. Lummis


                                            /s/ Thomas J. McHugh      (SEAL)
                                            -----------------------------------
                                            Thomas J. McHugh


                                            /s/ Hanne M. Merriman     (SEAL)
                                            -----------------------------------
                                            Hanne M. Merriman


                                            /s/ Roger W. Schipke      (SEAL)
                                            -----------------------------------
                                            Roger W. Schipke


                                            /s/ Alexander B. Trowbridge   (SEAL)
                                            -----------------------------------
                                            Alexander B. Trowbridge


                                            /s/ Gerard J. M. Vlak         (SEAL)
                                            -----------------------------------
                                            Gerard J. M. Vlak